Park City Group Approves New $2.0 Million Repurchase Program

PARK CITY, Utah – September 4, 2012 – Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today announced that its Board of Directors has approved a share repurchase program of up to $2.0 million of the Company’s common stock over the next two years, or such other date, which ever is earlier, when the repurchase program is revoked or varied by the Board of Directors.

The size, scope and timing of any purchases under the repurchase program will be based on business, market and other conditions and factors, including price, regulatory and contractual requirements or consents, and capital availability. The share repurchase program is intended to be implemented through purchases made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, or by any combination of such methods, in compliance with applicable insider trading and other securities laws and regulations. This plan does not obligate the Company to acquire any particular number of shares of common stock. The plan may be suspended, modified or discontinued at any time at the Company’s discretion without prior notice.

Randall K. Fields, Chairman and CEO said, "The authorization of the share purchase program demonstrates our confidence in the scalability of our business model, which we believe will begin generating significant excess cash flow in the coming fiscal year as we enter a more rapid growth phase.  We believe repurchasing our stock represents a prudent use of our capital and will enhance long-term shareholder value.”

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it as well as providing food safety tracking information. The Company’s service increases customers’ sales and profitability while enabling lower inventory levels and ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world. Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

ReposiTrak™ provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently passed Food Safety Modernization Act. An internet-based technology, ReposiTrak™, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Park City Group, Inc. ("Park City Group") are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Park City's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact

Dave Mossberg

Three Part Advisors, LLC

Phone: 817-310-0051